EXHIBIT 4.5
KINARK                                  [ADDRESS LABEL]
CORPORATION

SUBSCRIPTION CERTIFICATE FOR RIGHTS OFFERING FOR HOLDERS OF
RECORD ON
____________, 1995.

     Kinark Corporation (the "Company") is conducting a rights offering (the
"Rights Offering") which entitles each holder of the Company's common stock,
$.10 par value per share (the "Common Stock"), on ______________________, 1995
(the "Record Date"), to receive three nontransferable rights (the "Rights") for each two shares of Common Stock held of record on the Record Date. No fractional Rights will be issued and no cash in lieu thereof will be paid.
Each Right is exercisable, upon payment of $2.00 in cash (the
"Subscription
Price"), to purchase one share of Common Stock (the "Basic
Subscription
Privilege"). In addition, each Right also carries the right to subscribe (the
"Oversubscription Privilege") at the Subscription Price for shares of Common
Stock in an amount up to 50% of the shares that the holder is entitled to purchase under the Basic Subscription Privilege and only to the extent that all the shares are not subscribed for through the exercise of the Basic
Subscription Privilege by the Expiration Date (the "Excess Shares"). Set forth on the label above is the registered holder's name and address as it appears on the books of the Company's transfer agent and three numbers: the upper number is the number of shares of Common Stock held by such holder; the middle number is the number of shares to which such holder is entitled to subscribe pursuant to the Basic Subscription Privilege; and the lower number is the number of shares to which such holder is entitled to subscribe pursuant to the
Oversubscription Privilege.

     FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS
OF THE RIGHTS
OFFERING, PLEASE REFER TO THE PROSPECTUS AND PROXY STATEMENT
DATED
___________________, 1995, (THE "PROSPECTUS"), WHICH IS
INCORPORATED HEREIN BY
REFERENCE.  COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST
FROM MORROW &
CO., INC. (THE "INFORMATION AGENT") AT 909 THIRD AVENUE, 20TH
FLOOR, NEW YORK,
NEW YORK 10072-4799, (TOLL FREE (800) ___-____).  CAPITALIZED
TERMS USED BUT
NOT DEFINED HEREIN SHALL HAVE THE RESPECTIVE MEANINGS SET FORTH
IN THE
PROSPECTUS.

     THIS SUBSCRIPTION ORDER FORM MUST BE RECEIVED BY MELLON
SECURITIES
TRANSFER SERVICES (THE "SUBSCRIPTION AGENT") WITH PAYMENT IN FULL
BY 5:00 PM.,
NEW YORK TIME, ON _________________, 1995, UNLESS EXTENDED IN THE
SOLE
DISCRETION OF THE COMPANY TO A TIME NOT LATER THAN 5:00 PM., NEW
YORK TIME, ON
_________________, 1995 (AS IT MAY BE EXTENDED, THE "EXPIRATION
DATE").  ANY
RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION DATE WILL EXPIRE.
ANY
SUBSCRIPTION FOR SHARES OF COMMON STOCK IN THE RIGHTS OFFERING
MADE HEREBY IS
IRREVOCABLE.

     INFORMATION:  Complete Part I of the Subscription
Certificate and, if
applicable, the Part II special issuance and delivery instructions, SIGN THIS
SUBSCRIPTION CERTIFICATE, and complete the enclosed Substitute
Form W-9.  All
questions concerning the timeliness, validity, form and eligibility of
Subscription Certificate received or any exercise of Rights will be determined by the Company, whose determination will be final and binding.

     SUBSCRIPTION PRICE:  $2.00 PER SHARE


PART I - SUBSCRIPTION FOR SHARES OF COMMON STOCK IN THE RIGHTS
OFFERING: The
undersigned hereby irrevocably subscribes for shares of Common
Stock in the
Rights Offering as indicated below, on the terms and subject to the conditions specified herein and in the Prospectus, receipt of which is hereby acknowledged.

                         NUMBER OF      SUBSCRIPTION
                         SHARES         PRICE          PAYMENT

Basic Subscription Right:          X    $  2.00   =    $
(Line 1)
Oversubscription Right:            X    $  2.00   =    $
(Line 2)
                       Total Payment Required=$      (Sum of
Lines 1 and 2;
                                                      must equal
total of
                                                      amounts in
Lines 3 and

4 below)

*If the aggregate Subscription Price paid by an exercising Rights Holder is insufficient or exceeds the amount necessary to purchase the number of Shares of Common Stock that such holder indicates are being subscribed for, or if an exercising Rights
Holder does not specify the number of shares of Common Stock to be purchased, then such Rights Holder will be deemed to have exercised the Subscription Privilege to the full extent of the payment tendered, subject to the limits set forth in the Prospectus.

If the aggregate Subscription Price paid by a Rights Holder exceeds the amount necessary to purchase the number of shares of Common
Stock for which the Rights Holder has indicated an intention to subscribe, the
Rights Holder will receive promptly by mail a refund equal to the excess payment without interest or deduction.

Method of Payment (check and complete appropriate box(es)):

[ ] Uncertified, certified or cashier's check, bank draft or money order payable to Mellon Bank, N.A. in the amount of:
(Line 3)
$____________

[ ]  Wire transfer directed to Mellon Bank, N.A. ABA
___________________
     (Marked:  Kinark Corporation Subscription by [Name of Rights
Holder]")
     (Indicate name of the institution wire transferring funds:_________________________________):(Line 4) $____________

                                                            Total
Payments:
$____________

PART II - SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR RIGHTS
HOLDERS:  Unless
otherwise indicated below, the Subscription Agent is hereby authorized to issue and deliver certificates for Common Stock to
Rights Holders at the address on the label above.
(a) To be completed ONLY if the certificate representing the Common Stock is to be issued in a name other than the registered holder shown above. (See Paragraphs 2 and 3(c) of the Instructions.)
COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION
     BELOW.


Name(s) in which stock is to be registered (Please Print)Street
Address

Social Security or Tax ID#                        City      State
   Zip Code

(b) To be completed ONLY if the certificate representing the Common Stock is to be sent to an address other than that shown above.  (See Paragraphs 2 and 3(c) of the Instructions.)
COMPLETE THE
GUARANTEE OF SIGNATURE(S) SECTION BELOW.

Mail and deliver to:

Name:
          (Please Print)                          Street Address

Social Security or Tax ID#                        City      State
   Zip Code


ACKNOWLEDGEMENT

THE SUBSCRIPTION ORDER FORM IS NOT VALID UNLESS YOU SIGN BELOW

     I/We acknowledge receipt of the Prospectus and understand that after delivery to the Company, I/we may not modify or revoke this Subscription Certificate. Unnder penalties of perjury, I/we certify that the information contained herein, including the social security number or taxpayer identification number given above, is correct. If Part II Special Issuance Instructions are completed, I/we certify that although the certificate representing the Common
Stock is to be issued in a name other than the registered holder, beneficial ownership of the Common Stock will not change.

     The signature below must correspond with the name of the registered holder exactly as it appears on the books of the Company's transfer agent without any alteration or change whatsoever.
SIGN HERE

                  SIGN HERE

               Signature(s) of Registered Holder

               Dated:                                      , 1995

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (Please Print).
See Instructions.

Name(s):                      Daytime Phone: (   )
                              Evening Phone: (   )
Capacity (Full Title)         Taxpayer Identification

Address
          (Including Zip Code)or Social Security Number:


GUARANTEE OF SIGNATURE(S)

     All Rights Holders who specify special issuance or delivery instructions pursuant to Part II of this Subscription Order
Form must have their signatures guaranteed by an Eligible
Institution.  An
"Eligible Institution" for this purpose is a bank, stockbroker, savings and loan association and credit union with membership in an approved signature guaranteed medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

Authorized Signature          Name of Firm

Name                          Address

Title                         Area Code and Telephone Number

Dated:                                      , 1995